Exhibit 5.1

February 10, 2021

OpGen, Inc. 708 Quince Orchard Road Suite 205 Gaithersburg, Maryland 20878

RE: OpGen, Inc, Registered Direct Offering

Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (File No. 333-236106) (as amended, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus supplement filed on February 10, 2021 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”) with respect to: (i) 2,784,184 shares (the “Common Shares”) of Company common stock, par value $0.01 per share (the “Common Stock”); and (ii) 5,549,149 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of 5,549,149 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock. The Common Shares and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities.”

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company, as amended; (v) the Registration Statement and the exhibits thereto; (vi) the Prospectus Supplement; (vii) the Securities Purchase Agreement, dated February 9, 2021, by and between the Company and the purchaser identified on the signature page thereto; (viii) the Pre-Funded Warrants; (ix) such other corporate records, agreements, documents and instruments; and (x) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

OpGen, Inc.

February 10, 2021

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that (i) the Common Shares have been duly authorized and are validly issued, fully paid and non-assessable, and (ii) the Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise thereof in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is given as of its date. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the prospectus filed as part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP